UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 7, 2011

ICONIX BRAND GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10593	11-2481903
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

1450 Broadway, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code     (212) 730-0030

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (    see     General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2011, Iconix Brand Group, Inc. (the “Company”) amended the current employment agreements with each of the following executive officers of the Company: (i) Warren Clamen (the “Clamen Amendment”) and (ii) Andrew Tarshis (the “Tarshis Amendment” and together with the Clamen Amendment, the “Executive Amendments”, and each of Mr. Clamen and Mr. Tarshis may also be herein referred to as an “Executive”). The Clamen Amendment provides for the continued employment of Mr. Clamen as the Company’s Executive Vice President and Chief Financial Officer through December 31, 2013.  The Tarshis Amendment provides for the continued employment of Mr. Tarshis through December 31, 2015.

Under the Clamen Amendment, Mr. Clamen is entitled to an annual base salary of not less than $450,000 from November 11, 2011 through December 2012 and $475,000 during 2013. Under the Tarshis Amendment, Mr. Tarshis is entitled to an annual base salary of not less than $450,000 from November 11, 2011 through December 2012 and $475,000, $500,000 and $525,000, during 2013, 2014 and 2015, respectively. In addition, each Executive is entitled to participate in the Company’s executive bonus program and is eligible to receive bonuses of up to 100% of his base salary or the maximum amount available under any executive bonus program generally applicable to the Company’s senior executives.

Pursuant to the terms of the Clamen Amendment, Mr. Clamen will be granted an award of 57,648 time-vested restricted common stock units (“RSU’s) of the Company’s common stock and an award of 57,648 performance-based restricted common stock units (“PSU’s”). These RSU’s will vest in three equal annual installments on December 31 of 2012, 2013 and 2014.  Pursuant to the terms of the Tarshis Amendment, Mr. Tarshis will be entitled to receive an award of 76,864 RSU’s of the Company’s common stock and an award of 76,864 PSU’s. These RSU’s will vest in four equal annual installments on December 31 of 2012, 2013, 2014 and 2015. Pursuant to their respective Amendments, the RSU’s are subject to each Executive’s continuous employment with the Company on the applicable vesting date, and are also subject to acceleration under certain circumstances set forth in the Amendments.  Pursuant to their respective Amendments, the PSUs will be subject to vesting based on the Company’s achievement of certain designated performance goals. Both the RSUs and PSUs are subject to forfeiture upon the termination of the Executive’s employment under certain circumstances.

The descriptions of the Executive Amendments and the related RSU’s and PSU’s do not purport to be complete and are qualified in their entirety by reference to the full text of the Executive Amendments and the exhibits thereto which are filed as Exhibits 10.1 and 10.2 to this Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement dated October 7, 2011 between Iconix Brand Group, Inc. and Warren Clamen

10.2	Employment Agreement dated October 7, 2011 between Iconix Brand Group, Inc. and Andrew Tarshis

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC. (Registrant)

By:	/s/ Warren Clamen
Name: Warren Clamen
Title: Executive Vice President and Chief Financial Officer

Date: October 11, 2011